SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                    CNS,INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                    CNS, INC.
                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435
                                 (612) 820-6696

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2000

                               ------------------

To the Stockholders of CNS, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the "Company") will be held on Wednesday, May 3, 2000 at 3:30 p.m., local time, in the auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota for the following purposes:

         1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected;

         2. To ratify and approve the CNS, Inc. 2000 Stock Option Plan, a copy of which is attached to the Proxy Statement as Appendix A;

         3. To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

         4. To act upon any other matters that may properly be presented at the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

         The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

                                       By Order of the Board of Directors,

                                       /s/ Daniel E. Cohen

                                       Daniel E. Cohen
                                       CHAIRMAN OF THE BOARD

Dated:  March 29, 2000

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

--------------------------------------------------------------------------------

                                    CNS, INC.
                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435
                                 (612) 820-6696

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2000

                                 GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNS, Inc., a Delaware corporation (the "Company"), from holders of Company Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders on Wednesday, May 3, 2000 at 3:30 p.m., local time (the "Annual Meeting"), and at any adjournments or postponements thereof.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about March 29, 2000 to all holders of Common Stock of the Company as of the record date of March 15, 2000, who are entitled to vote at the Annual Meeting.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the Annual Meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournments or postponements thereof.

     Under Delaware law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. If a stockholder abstains from voting on any matter, the Company intends to count the person abstaining as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business but as not having voted for any proposal, although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.

                          OUTSTANDING VOTING SECURITIES

     Only stockholders of record as of the close of business on March 15, 2000, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 14,436,561 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote per share on each matter to be voted upon at the meeting. As provided in the Certificate of Incorporation of the Company, there is no cumulative voting. The Company has no class of voting securities outstanding other than the Common Stock.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on March 15, 2000, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company,
(ii) by each director and nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

 NAME AND ADDRESS OF                            NUMBER OF SHARES        PERCENT
   BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)(2)   OF CLASS
   ----------------                          ------------------------   --------

Dimensional Fund Advisors, Inc.(3)                   966,500              6.7%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 9041

Citigroup, Inc.(4)                                   868,740              6.0%
 153 East 53rd Street
 New York, NY 10043

Eubel Brady & Suttman Asset Management, Inc.(5)      746,055              5.2%
 7777 Washington Village Drive, Suite 210
 Dayton, OH 45459

Daniel E. Cohen(6)(7)(8)                             830,664              5.7%

Richard W. Perkins(7)(9)(10)                         396,148              2.7%

Marti Morfitt(7)(8)                                  161,257              1.1%

Patrick Delaney(7)(9)                                110,066                 *

R. Hunt Greene(7)(11)(12)                            110,000                 *

Andrew J. Greenshields(7)(9)(13)                      84,000                 *

John J. Keppeler(8)                                   42,828                 *

Carol J. Watzke(8)                                    25,000                 *

Teri P. Osgood(8)                                     17,756                 *

H. Robert Hawthorne(7)(9)                              5,000                 *

All directors, nominees and officers
  as a group (14 persons)(14)                      2,092,496             13.6%

------------------------------
*Indicates ownership of less than one percent.

(1) Except as otherwise noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 15, 2000: Mr. Cohen, 200,000 shares; Mr. Perkins, 90,000 shares, Ms. Morfitt, 110,000 shares; Mr. Delaney, 90,000 shares; Mr. Greene, 70,000 shares; Mr. Greenshields, 80,000 shares; Mr. Keppeler, 26,000 shares; Ms. Watzke, 25,000 shares; Ms. Osgood, 15,000 shares; Mr. Hawthorne, 5,000 shares; and all directors, nominees and officers as a group, 989,996 shares.

(3) The disclosure is based upon information filed with the Securities and Exchange Commission on Schedule 13G on February 3, 2000.

(4) The disclosure is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000 by Citigroup, Inc. on behalf of itself, Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings Inc. (collectively, the "Group"). The Group shares voting and dispositive power. Salomon Smith Barney Holdings Inc. and Citigroup, Inc. disclaim any beneficial ownership of the shares.

(5) The disclosure is based upon information filed with the Securities and Exchange Commission on Schedule 13G/A on February 15, 2000. The principals of Eubel Brady & Suttman Asset Management, Inc., Mark Brady, Robert J. Suttman, Ron E. Eubel, William Hazel and Berrie Holtgreive, retain discretionary authority over the reported shares. Beneficial ownership listed does not include 1,500 shares owned directly by William Hazel.

(6) Includes 327,332 shares of Common Stock owned of record by Mr. Cohen's spouse for which he has no voting or dispositive power.

(7)  Serves as a director of the Company and has been nominated for re-election.

(8)  Serves as an executive officer of the Company.

(9) Does not include an option to purchase 5,000 shares of Common Stock held by such individual which will vest if re-elected to the Board of Directors at the Annual Meeting.

(10) Includes 225,109 shares of Common Stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor of which Mr. Perkins is the controlling shareholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares. This total also includes 67,039 shares held in trusts for which Mr. Perkins is the sole trustee, 10,000 shares held in the Perkins Capital Management Profit Sharing Plan, and 4,000 shares held by a corporation of which Mr. Perkins is sole shareholder.

(11) Includes 10,000 shares of Common Stock which could be purchased by stock options exercisable within sixty (60) days of March 15, 2000 held by a general partnership of which Mr. Greene is a general partner.

(12) Does not include 5,000 shares of Common Stock which could be purchased by a general partnership of which Mr. Greene is a general partner which will vest if Mr. Greene is re-elected to the Board of Directors at the Annual Meeting.

(13) Includes 4,000 shares of Common Stock held by Mr. Greenshields jointly with his spouse for which he has shared voting and dispositive power.

(14) Includes 327,332 shares of Common Stock owned by spouses and 4,000 shares owned jointly with spouses.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

     Seven directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the seven persons named below and each has consented to being named a nominee. If elected, all directors will serve until the next Annual Meeting or until their successors have been elected and qualified. Mr. Cohen has been a director of the Company since its formation in 1982; Mr. Delaney has been a director since 1983; Mr. Greene has been a director since 1985; Mr. Greenshields has been a director since 1986; Mr. Hawthorne has been a director since 1999; Ms. Morfitt has been a director since 1998; and Mr. Perkins has been a director since 1993. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

     All of the nominees named below have been nominated by the Board of Directors of the Company. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted "FOR" the election of the nominees for Director named below.

     The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years. Mr. Cohen and Ms. Morfitt devote their full working time to the business of the Company. Messrs. Delaney, Greene, Greenshields, Hawthorne and Perkins devote such time as is necessary to fulfill their duties as directors.

     DANIEL E. COHEN, 47, has served as the Company's Chairman of the Board since 1993, its Chief Executive Officer since 1989 and as Treasurer from 1982 to March 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

     PATRICK DELANEY, 57, has served as a director of the Company since 1983 and as the Company's Secretary since 1995. Mr. Delaney is a partner in the Minneapolis law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been in the private practice of law since 1967. He is also a director of Community First Bankshares, Inc., a multi-bank holding company, and the secretary of Cardia, Inc., a manufacturer of medical devices.

     R. HUNT GREENE, 49, has been an investment banker for over fifteen years. He is presently Managing Director of Greene Holcomb & Fisher LLC, a Minneapolis investment bank that provided investment banking services to the Company in 1996-1999 and that may provide investment banking services to the Company in 2000. Mr. Greene was a Managing Director of Piper Jaffray Inc., a Minneapolis-based investment bank and general broker-dealer in investment securities, from 1979 to 1995.

     ANDREW J. GREENSHIELDS, 62, has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Fund III and a general partner of Spell Capital Partners, LP, both of which are Minneapolis-based financial limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

     H. ROBERT HAWTHORNE, 55, has been President and Chief Executive Officer of Ocean Spray Cranberries, Inc., a Boston-based food and beverage company, since February 2000. From 1997 to 1999, Mr. Hawthorne served as a director, President and Chief Executive Officer of Select Comfort Corporation, a Minneapolis-based company that manufactures air beds and sleep related products. From 1986 to 1997, Mr. Hawthorne served in a series of positions of increasing responsibility with The Pillsbury Company, a

Minneapolis-based manufacturer and distributor of food products, most recently serving from February 1992 to December 1997 as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company.

     MARTI MORFITT, 42, has served as the Company's President and Chief Operating Officer since March 1998. From September 1982 to February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems.

     RICHARD W. PERKINS, 69, has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Bio-Vascular, Inc., a manufacturer of prosthetics and surgical appliances; Intellefilm Corp., a producer of television and internet commercials; Eagle Pacific Industries, Inc., a manufacturer of plastic pipes; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Quantech, Ltd., a development stage medical products company; Vital Images, Inc., a medical diagnostic software company; and Harmony Holdings, Inc., a producer of television commercials, music videos and related media.

             MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED.

                          -----------------------------

                      OTHER INFORMATION REGARDING THE BOARD

BOARD MEETINGS

     The Board of Directors met five times during 1999. Each director attended at least 75% of the aggregate of the total number of Board meetings and Committee meetings on which he served during the fiscal year 1999.

COMMITTEES

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors, which is comprised of Messrs. Greene, Chairman, and Greenshields, met two times during 1999. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management's processes to ensure compliance with laws and regulations, reviews the scope and results of audits by and the recommendations of the Company's independent auditors, and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, which is comprised of Messrs. Greenshields, Chairman, Hawthorne and Perkins, met two times during 1999. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company and the compensation paid to executive officers of the Company. The Compensation Committee therefore also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company's Stock Option Plans and Stock Purchase Plan ("Plans") and interpret the terms and provisions of the Plans and any award issued under those Plans.

     NOMINATING COMMITTEE. The Nominating Committee, which is comprised of Messrs. Greenshields, Chairman, and Delaney and Ms. Morfitt meet two times during 1999. The responsibilities of the Nominating Committee, whose name was changed to the Governance Committee in 2000, include Board evaluation, Board membership recommendations and chief executive officer succession planning.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Daniel E. Cohen, the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Mr. Cohen, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                        ANNUAL COMPENSATION     COMPENSATION
                                       ---------------------    ------------
                                                                 SECURITIES
                                                                 UNDERLYING      ALL OTHER
                                        SALARY        BONUS        OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)           ($)           (#)          ($)(1)
---------------------------    ----    --------      -------       -------       --------
Daniel E. Cohen                1999    $253,750      $83,864           -0-         $135
  Chief Executive Officer      1998     235,000       74,025           -0-          261
  and Chairman of the Board    1997     219,750          -0-           -0-          300

Marti Morfitt                  1999     275,000       90,889        60,000           90
  President and                1998     185,647(2)    73,479       150,000          127
  Chief Operating Officer      1997         -0-          -0-           -0-          -0-

John J. Keppler                1999     167,515       41,718        18,000           81
 Vice President of             1998      74,240(3)    73,700        50,000           49
 Worldwide Sales               1997         -0-          -0-           -0-          -0-

Teri P. Osgood                 1999     158,487       31,428        15,000           81
  Vice President of            1998      58,721(4)    72,500        30,000           41
  U.S. Marketing               1997         -0-          -0-           -0-          -0-

Carol J. Watzke                1999     155,963       30,927        15,000          207
  Vice President of            1998      62,500(5)    52,500        50,000          216
  Consumer Strategy            1997         -0-          -0-           -0-          -0-

---------------------------

(1) Represents the payment by the Company of life insurance premiums on behalf of the Named Executive.

(2) Ms. Morfitt became Chief Operating Officer in March 1998 and received a salary for the remainder of the year.

(3) Mr. Keppeler became Vice President in July 1998 and received a salary for the remainder of the year.

(4) Ms. Osgood became Vice President in August 1998 and received a salary for the remainder of the year.

(5) Ms. Watzke became Vice President in July 1998 and received a salary for the remainder of the year.

STOCK OPTIONS

     The following table contains information concerning grants of stock options to the Named Executives during the fiscal year ending December 31, 1999:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                      PERCENT                                     ASSUMED ANNUAL
                        NUMBER       OF TOTAL                                     RATES OF STOCK
                     OF SECURITIES    OPTIONS     EXERCISE OR                   PRICE APPRECIATION
                      UNDERLYING    GRANTED TO       BASE                        FOR OPTION TERM(1)
                        OPTIONS      EMPLOYEES       PRICE       EXPIRATION     -------------------
NAME                  GRANTED (#)     IN 1999       ($/SH)          DATE          5%          10%
----                  -----------     -------       ------          ----         ---          ---
Daniel E. Cohen           --            --             --            --           --          --

Marti Morfitt          60,000(2)       17.0%         $2.813       04/15/09     $106,126    $268,944

John J. Keppeler       18,000(3)        5.1           2.813       04/15/09       31,838      80,683

Teri P. Osgood         15,000(4)        4.2           2,813       04/15/09       26,532      67,237

Carol J. Watzke        15,000(4)        4.2           2.813       04/15/09       26,532      67,237

-------------------

(1) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) The option vests as follows: 20,000 shares on each of April 15, 2000, 2001 and 2002.

(3) The option vests as follows: 6,000 shares on each of April 15, 2000, 2001 and 2002.

(4) The option vests as follows: 5,000 shares on each of April 15, 2000, 2001 and 2002.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending December 31, 1999 and unexercised options held as of December 31, 1999:


      AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                        SHARES                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                       ACQUIRED                       OPTIONS AT FY-END(#)          OPTIONS AT FY-END($)(1)
                          ON           VALUE          --------------------          -----------------------
      NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
      ----           -----------    -----------    -----------   -------------    -----------   -------------
Daniel E. Cohen           -0-           -0-          200,000             -0-               (2)            (2)

Marti Morfitt             -0-           -0-           60,000         150,000       $658,125       $ 78,750

John J. Keppler           -0-           -0-           20,000          48,000        183,750         23,625

Teri P. Osgood            -0-           -0-           10,000          35,000        124,688         19,687

Carol J. Watzke           -0-           -0-           20,000          45,000        175,313         19,687

---------------------

(1) Based on the closing sale price of $4.125 Per share of Common Stock on December 31, 1999.

(2) The exercise price for these options was greater than the closing sale price on December 31, 1999.


REPORT ON EXECUTIVE COMPENSATION

     This is a report of the Compensation Committee of the Board of Directors of the Company, which is composed of the undersigned Board members. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. It is intended that, in judging appropriate levels of compensation, the Compensation Committee will take into account internally set performance goals and comparisons with the performance of other publicly-held consumer products companies which had rapidly growing revenues under $500 million.

     BASE SALARY. Executive base salary is reviewed annually and adjustments, if any, are based on levels of responsibility, experience, internal equity, external pay practices and the rate of inflation. In 1999, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers were set effective April 1, 1999.

     CASH BONUS. Bonuses are awarded to executive officers based upon the Company's overall performance and upon the attainment of certain strategic objectives. In 1999, the Board of Directors adopted a plan under which the Chairman and Chief Executive Officer of the Company and the President and Chief Operating Officer of the Company would be eligible for cash bonuses equal to amounts of between 25% and 100% of their base salaries. The specified financial targets required for various bonus levels were set by the

Board of Directors. Under the same plan, Vice Presidents of the Company were eligible for cash bonuses of between 15% and 60% of their base salaries.

     STOCK OPTIONS. The Company's Stock Option Plans include executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholder's interests in enhancing shareholder value.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Cohen's compensation for 1997-1999 is shown in the Summary Compensation Table above. Mr. Cohen has managed the Company well in an increasingly competitive industry. He has collaborated with Ms. Morfitt, the Company's President and Chief Operating Officer, in guiding the development and marketing of Breathe Right(R)nasal strips and in implementing strategies for the establishment of a new network for distributing the Company's products in international markets. In addition, Mr. Cohen has led the Company's development of new products which are expected to be launched in 2000, including the FlairTM equine nasal strip, the FiberChoiceTM chewable fiber tablet and new Breathe Right nasal strip products. The Compensation Committee has determined Mr. Cohen's compensation on these bases and commends him for his performance.

     BOARD ACTION. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval. Stock option grants by the Compensation Committee are not, however, subject to Board of Director review and approval.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                        Andrew J. Greenshields, Chairman
                               H. Robert Hawthorne
                               Richard W. Perkins

STOCK PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the "Medical Instruments Index") (SIC Code 384, which includes 242 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on December 31, 1994 and assuming reinvestment of all dividends paid. The Company did not pay any dividends during this period. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                              [PLOT POINTS CHART]


                         FISCAL YEAR ENDING DECEMBER, 31

                    1994       1995       1996       1997       1998       1999
                  -------    -------    -------    -------    -------    -------
CNS, INC.           $100     $340.85    $323.94    $150.70    $ 77.46    $ 92.96
INDUSTRY INDEX       100      167.03     177.87     213.31     277.50     264.67
NASDAQ MARKET        100      129.71     161.18     197.16     278.08     490.46

     The Company's Common Stock closed at $4.125 per share on December 31, 1999.

EMPLOYMENT AGREEMENTS

     Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Ms. Watzke each have employment agreements with the Company. The employment agreements with Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Ms. Watzke provide that they are entitled to base salaries, respectively, of $260,000, $285,000, $166,374, $159,650 and $157,950 annually. In addition, they may earn cash bonuses as established by the Board from time to time. Either the Company or Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood or Ms. Watzke may terminate their respective agreements at any time on 30 days' advance, written notice. Each of the employment agreements with Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Ms. Watzke contains a noncompete obligation which remains in effect for a period of one year after termination of employment for any reason.

     Each of the employment agreements with Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Ms. Watzke provides that upon the termination of their employment with the Company during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase Common Stock of the Company shall immediately become fully vested and exercisable. If such a termination had occurred in 1999, the amounts payable pursuant to these employment agreements would have been as follows: Mr. Cohen, $646,639; Ms. Morfitt, $711,390; Mr. Keppeler, $414,420; Ms. Osgood, $406,504; and Ms. Watzke, $390,890.

DIRECTOR COMPENSATION

     Directors who served during 1999 and were not otherwise directly or indirectly compensated by the Company were each paid directors' fees in the form of an annual retainer and meeting fee during 1999. The annual retainers for each of Messrs. Delaney, Greene, Greenshields and Perkins, who served the entire fiscal year, was $5,000. The retainer for Mr. Hawthorne, who served for part of the fiscal year, was $3,750. In addition, non-employee directors received $1,000 for each board meeting they attended and were compensated for attending committee meetings not held on the same day as a regular board meeting at a rate of $750 per meeting. All cash director's fees paid to Mr. Delaney were assigned to Lindquist & Vennum and deducted from legal fees payable by the Company. Fees were also paid to Mr. Delaney's law firm, Lindquist & Vennum P.L.L.P., for legal services rendered to the Company during 1999.

     Each of the non-employee directors who was elected or re-elected at the 1998 Annual Meeting of Stockholders (Messrs. Delaney, Greene, Greenshields and Perkins) was granted a ten-year, non-qualified option to purchase 15,000 shares of Common Stock at $5.00 per share, the fair market value of the Common Stock on the date of grant. Mr. Hawthorne, who was elected to the Board on July 30, 1999, was granted a ten-year, non-qualified option to purchase 25,000 shares of Common Stock at $3.97 per share, the fair market value of the Common Stock on the date of the grant. All of the options granted to each of the Company's directors vest as follows: 5,000 shares on the date of grant and 5,000 shares on the date of each annual stockholders' meeting held during each succeeding year at which the director is re-elected to the Board of Directors.

                               -------------------

                  APPROVAL OF CNS, INC. 2000 STOCK OPTION PLAN
                                  (PROPOSAL #2)


INTRODUCTION

     On March 13, 2000, the Company's Board of Directors adopted the CNS, Inc., 2000 Stock Option Plan (the "2000 Plan"). The purpose of the 2000 Plan is to enable the Company and its subsidiaries to retain and attract executives, other key employees, non-employee directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 2000 Plan authorizes the granting of awards in any of the following forms: (i) stock options, both incentive and non-qualified, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock. Please refer to Appendix A attached to this Proxy Statement for the full text of the 2000 Plan.

     The Board of Directors has approved the 2000 Plan in part because as of March 15, 2000, the Company's existing stock option plan had less than 30,000 shares of Common Stock remaining for issuance.

     The principal features of the 2000 Plan are summarized below.

SUMMARY OF THE PLAN

     NUMBER OF SHARES. The maximum number of shares of Common Stock currently reserved for awards under the 2000 Plan is 700,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the Common Stock). Shares of Common Stock covered by expired or terminated stock options under the 2000 Plan may be used for subsequent awards.

     ELIGIBILITY AND ADMINISTRATION. Executives, key employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to be granted awards under the 2000 Plan. The maximum shares of Common Stock that may be awarded under an option to any one person during a fiscal year is 150,000 shares. The 2000 Plan is administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 2000 Plan. The Board, or Committee as the Board may so appoint, has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, amend prior awards, construe the 2000 Plan, and prescribe, amend and rescind the rules and regulations with respect to the administration of the 2000 Plan.

     STOCK OPTIONS. The Board may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. The purchase price may be paid by tendering a certified or bank check, or by any other form of legal consideration deemed sufficient by the Board and consistent with the 2000 Plan's purpose and applicable law, including, but not limited to, promissory notes and the surrender of previously acquired shares of common stock of the Company which, in the case of stock acquired upon the exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

     Stock options may be exercised immediately or in installments, as determined by the Board or the Committee, and may be exercised during varying periods of time after an optionee's termination of employment by the Company and any subsidiary or parent corporation, dependent upon the reason for the termination. Following an optionee's death, Disability (as defined in the 2000 Plan) or Retirement (as defined in the 2000 Plan), the optionee's incentive stock options may be exercised, to the extent exercisable at such time (or on such accelerated basis as the Board shall determine at or after grant), for a period of twelve months from the date of death, Disability or Retirement (unless the exercise period is extended by the Board) or until the expiration of the stated term of the option, whichever is less. If the optionee's employment terminates for any reason other than the optionee's death, Disability or Retirement, any incentive stock option may be immediately exercised to the extent it was exercisable at the time of such termination, for the lesser of three months from such termination, or the expiration of the stated term of the option, whichever period is shorter (unless the exercise period is extended by the Board). If the optionee's employment is terminated for "Cause," as defined in the 2000 Plan, all unexercised stock options granted to the optionee shall immediately terminate. Unless the Board or Committee designates otherwise, the exercise period of a non-qualified stock option shall be the same as for an incentive stock option.

     No incentive stock options shall be granted under the 2000 Plan after March 12, 2010. The exercise period of an incentive stock option may not exceed ten years from the date of grant (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or parent corporation). The aggregate fair market value at the time of grant of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option or a non-qualified stock option granted under the 2000 Plan may not be less than 100% of the fair market value of Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an incentive stock option is granted, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted).

     STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option, either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of Common Stock. Such value is paid by the Company in cash, shares of Common Stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     RESTRICTED STOCK. The Committee or the Board may also grant restricted stock awards under the 2000 Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Committee or the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the 2000 Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Committee or the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Committee or the Board to waive such restrictions in the event of a participant's death, Disability, Retirement or under special circumstances approved by the Committee or the Board. Unless the restricted stock award or some other agreement governing the award provides otherwise, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 2000 Plan.

     DEFERRED STOCK. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient. Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

FEDERAL INCOME TAX CONSEQUENCES

     STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "applicable holding periods"), any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     SARS. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

     RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the restricted or deferred stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     WITHHOLDING. The 2000 Plan requires each participant, no later than the date of which any part of the value of an award first becomes includable as compensation in the gross income of the participant, to pay the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2000 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the minimum required federal withholding tax associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the optionee. In such event, the Company would pay the tax liability from its own funds.

REGISTRATION WITH SECURITIES AND EXCHANGE COMMISSION

     Upon approval of the 2000 Plan by the stockholders, the Company intends to file a registration statement covering the shares issuable under the 2000 Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

VOTE REQUIRED

     The approval of the CNS, Inc. 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CNS, INC. 2000 STOCK OPTION PLAN.


                      -------------------------------------

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL #3)

     The Board of Directors has selected KPMG LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 2000, and to perform other appropriate accounting services. Unless otherwise specified, proxies solicited by the Board of Directors will be voted "FOR" such appointment of KPMG LLP. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of KPMG LLP is expected to attend the Annual Meeting of Stockholders. He or she will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP.

                                  ANNUAL REPORT

     An Annual Report of the Company describing the Company's key activities and containing financial statements for the fiscal year ended December 31, 1999 accompanies this Notice of Annual Meeting and proxy solicitation material.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for consideration at the Company's 2001 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws.

     The proxy rules of the Securities and Exchange Commission permit stockholders of the Company, after timely notice to the Company, to present proposals for stockholder action in the Company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by action of the Company in accordance with the proxy rules. In order for a stockholder proposal to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company in writing at its corporate offices no later than November 30, 2000.

     The Bylaws of the Company also establish an advance notice procedure with respect to certain business to be brought before an annual meeting of stockholders of the Company. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company's most recent annual meeting and comply with certain other requirements. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by stockholders at the Company's principal executive offices pursuant to Section 220 of the Delaware General Corporation Law. Nothing in the Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

                                  SOLICITATION

     The Company will bear the entire cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports, except that one late report was filed for M. W. Anderson, Ph.D, the Company's Vice President of Product Development and Regulatory Affairs.

OTHER BUSINESS

     The management of the Company does not know of any other business that may be presented for consideration at the Annual Meeting of Stockholders other than a possible stockholder proposal which has been properly omitted from this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. If this stockholder proposal or any other business should properly come before the meeting, or any adjournment or postponement thereof, it is intended that the persons named in the enclosed form of proxy will exercise their discretionary authority to vote said proxy in accordance with their best judgment.

ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY STOCKHOLDERS. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, FOR THE ADOPTION OF THE CNS, INC. 2000 STOCK OPTION PLAN, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND IN MANAGEMENT'S DISCRETION FOR ALL MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Daniel E. Cohen

                                       Daniel E. Cohen
                                       CHAIRMAN OF THE BOARD

Minneapolis, Minnesota
March 29, 2000




                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                                                                      APPENDIX A


                                    CNS, INC.
                             2000 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.  General Purpose of Plan; Definitions...............................3
            ------------------------------------

SECTION 2.  Administration.....................................................6
            --------------

SECTION 3.  Stock Subject to Plan..............................................7
            ---------------------

SECTION 4.  Eligibility........................................................7
            -----------

SECTION 5.  Stock Options......................................................8
            -------------

SECTION 6.  Stock Appreciation Rights.........................................12
            -------------------------

SECTION 7.  Restricted Stock..................................................13
            ----------------

SECTION 8.  Deferred Stock Awards.............................................15
            ---------------------

SECTION 9.  Other Awards......................................................16
            ------------

SECTION 10.  Transfer, Leave of Absence, etc..................................16
             -------------------------------

SECTION 11.  Amendments and Termination.......................................17
             --------------------------

SECTION 12.  Unfunded Status of Plan..........................................17
             -----------------------

SECTION 13.  General Provisions...............................................17
             ------------------

SECTION 14.  Effective Date of Plan...........................................19
             ----------------------

                                    CNS, INC.
                             2000 STOCK OPTION PLAN

         SECTION 1. General Purpose of Plan; Definitions.

         The name of this plan is the CNS, Inc. 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable CNS, Inc. (the "Company") and its Subsidiaries to retain and attract executives, other key employees, non-employee directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Agreement" means an agreement by and between the Company and an optionee or recipient of an award under the Plan setting forth the terms and conditions of the option or award.

         b. "Board" means the Board of Directors of the Company as it may be comprised from time to time.

         c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

         d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         e. "Consultant" means any person, including an advisor, engaged by the Company, the Parent Corporation or a Subsidiary of the Company to render services and who is compensated for such services but who is not an employee of the Company, the Parent Corporation or any Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

         f. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

         g. "Company" means CNS, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

         h. "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

         i. "Disability" means total and permanent disability as determined by the Committee.

         j. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

         k. "Fair Market Value" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market or the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the first day prior thereto on which such Stock was so traded; or
                  (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market or the Nasdaq Small Cap Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

         l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         m. "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

         n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option" or an Incentive Stock Option that ceases to so qualify due to a failure to comply with section 422 of the Code or an amendment to such Stock Option.

         o. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

         p. "Other Awards" means those awards granted pursuant to Section 9 hereof.

         q. "Outside Director" means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         r. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         s. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

         t.       "Retirement" means Normal Retirement or Early Retirement.

         u. "Stock" means the Common Stock, $.01 par value per share, of the Company.

         v. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

         w. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         x. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         SECTION 2. Administration.

         The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors of the Company consisting of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors, who shall serve at the pleasure of the Board.

         The Committee shall have the power and authority to grant to eligible employees, non-employee directors or consultants, pursuant to the terms of the
Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock,
(iv) Deferred Stock awards, or (v) Other Awards.

         In particular, the Committee shall have the authority:

         (i) to select the members of the Board, officers, and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock awards and/or Other Awards may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock awards and/or Other Awards, or a combination of the foregoing, are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board) for purposes of establishing performance criteria used with Restricted Stock and Deferred Stock awards and Other Awards; provided, however, that in the event of a merger or asset sale, the applicable provisions of Sections 5(c) and 7(c) of the Plan shall govern the acceleration of vesting of any Stock Option or awards; and

         (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3. Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 700,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares.

         Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award or Other Award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan. Upon a stock-for-stock exercise of a Stock Option or the withholding of Stock for the payment of the option price or taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

         SECTION 4. Eligibility.

            Officers, other key employees of the Company or any Parent Corporation or Subsidiary, members of the Board of Directors, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or Other Awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

         Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan which exceed 150,000 shares during any fiscal year of the Company.

         SECTION 5. Stock Options.

         Any Stock Option granted under the Plan shall be in such form and upon such terms and conditions as the Committee may from time to time approve.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after March 12, 2010.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided however, the option price per share of Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Section 5(b) above. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant and shall cease to be on date following the happening of one of the events described in Section 5(f), (g), (h) and (i) or as specified in Section 5(b) whichever is earlier. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a merger or sale of assets, the provisions of this Section 5(c) shall govern vesting acceleration. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Committee, but not to exceed sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 20% or more of the outstanding Stock of the Company.

         The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full for the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee

(which in the case of Stock acquired upon exercise of an option has been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date immediately preceding the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in paragraph (a) of section 13.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Death. Subject to the rights set forth in Section 5(k), if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, any Incentive Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (g) Termination by Reason of Disability. Subject to the rights set forth in Section 5(k), if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Incentive Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if, pursuant to its terms, an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (h) Termination by Reason of Retirement. Subject to the rights set forth in Section 5(k), if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement and the terms of the Stock Option so provide, any Incentive Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination. Subject to the rights set forth in Section 5(k), or unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, any Incentive Stock Option may be exercised to the extent it was exercisable at such termination, for the lesser of three months from the date of termination or the balance of the option's term, except that if the optionee is terminated for Cause by the Company or any Subsidiary or Parent Corporation, the Stock Option shall thereupon terminate immediately.

         (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k) Extension of Exercise Period. At any time prior to or upon an optionee's termination of employment is by reason of death, Disability, Retirement or other termination, other than termination for Cause by the Company or any Subsidiary or Parent Corporation, the Committee, in its sole discretion, may extend the exercise period of part or all of the Stock Option, for any additional term which the Committee determines is in the best interest of the Company. An extension of an Incentive Stock Option shall not be effective unless: (i) the option price is not less than 100% of the Fair Market Value of the Stock at the time such extension is granted, (ii) the extension is made before March 12, 2010, and (iii) the extended exercise period ends within ten years from the date of such extension. If, pursuant to such extension, an Incentive Stock Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (l) Replacement Options. In the event of a merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will be the surviving entity, the Committee, at its sole discretion, may assume or issue Stock Options under this Plan to replace existing Stock Options issued by acquired entity. The replacement options shall have an option price in which the excess of the aggregate Fair Market Value of the shares subjected to the option immediately after the replacement over the aggregate option price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the option immediately before such replacement over the aggregate option price of such shares. The Committee has discretion to issue replacement Stock Options whose terms conform with those of the existing Stock Options of the acquired company even if such terms conflict with the terms provided in this plan. The Committee shall not, in any event, issue replacement options which give an option of the acquired company any additional benefits not then existing under the optionee's original Stock Options.

         SECTION 6. Stock Appreciation Rights.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
         Section 5 and this Section 6 of the Plan.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment; provided the Committee may not require the optionee to receive more than 50% of the aggregate value of such Stock Appreciation Rights in shares of Stock.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Sections 3 and 4 of the Plan on the total number of shares of Stock to be issued under the Plan and the maximum number of shares to be awarded to any one person in a fiscal year, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Stock Appreciation Rights Agreement executed by the Company and the participant.

         SECTION 7. Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend containing the Company's current address and referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the CNS, Inc. 2000 Stock Plan and an Agreement entered into between the registered owner and CNS, Inc. Copies of such Plan and Agreement are on file in the offices of CNS, Inc."

                  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award Agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph
         (f) of Section 13). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of the award Agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                  (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                  (v) Notwithstanding the foregoing, unless the Restricted Stock Award or employment agreement of the participant receiving a Restricted Stock Award provides otherwise, all restrictions with respect to any participant's shares of Restricted Stock shall lapse on the date determined by the Committee, but in no event more than sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 20% or more of the outstanding Stock of the Company. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         SECTION 8. Deferred Stock Awards.

         (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph
(b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b) Terms and Conditions.

                  (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or

         Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

                  (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award Agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

                  (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

                  (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock Agreement executed by the Company and the participant.

         SECTION 9. Other Awards.

         The Committee may from time to time grant Stock, other Stock based and non-Stock based awards under this Plan including without limitations those awards pursuant to which shares of Stock are or in the future may be acquired, awards denominated in Stock units, securities convertible into Stock, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such Stock, Stock based and non-Stock based awards provided that such awards shall not be inconsistent with the terms of this Plan.

         SECTION 10. Transfer, Leave of Absence, etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

         (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

         (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 11. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 12. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         SECTION 13. General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

         (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant; provided however, the value of the shares retained by the Company shall not exceed the minimum federal withholding applicable to the amount of the award includible as compensation in the gross income of the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 13(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of grant of an award under the Plan, provide the Company with the right to repurchase, or require forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within one year after termination of employment with the Company, directly or indirectly, competes with, or is employed by a competitor of, the Company.

         (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

         SECTION 14. Effective Date of Plan.

         The Plan is expressly made subject to the approval by the shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

-----------------------

         Adopted by the Board of Directors: March 13, 2000.

         Ratified and Approved by the Shareholders: __________________.

                                   [CNS LOGO]

                                    CNS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 3, 2000

                              3:30 P.M., LOCAL TIME

                          LUTHERAN BROTHERHOOD BUILDING
                                   AUDITORIUM
                             625 FOURTH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402

--------------------------------------------------------------------------------

[LOGO] CNS, INC.
       4400 WEST 78TH STREET, BLOOMINGTON, MN 55435                        PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 3, 2000.


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.


IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" EACH PROPOSAL.


By signing the proxy, you revoke all prior proxies and appoint Daniel E. Cohen and Patrick Delaney, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements.



                   SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

                                                      \/ PLEASE DETACH HERE \/


-------                                                                                                                      -------

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. Election of directors: 01 Daniel E. Cohen          05 H. Robert Hawthorne    [ ]  Vote FOR              [ ]  Vote WITHHELD
                          02 Patrick Delaney          06 Marti Morfitt               all nominees               from all nominees
                          03 R. Hunt Greene           07 Richard W. Perkins          (except as marked)
                          04 Andrew J. Greenshields
                                                                           ---------------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                           ---------------------------------------------------------

2. Proposal to ratify and approve the CNS, Inc. 2000 Stock Option Plan.    [ ] For             [ ] Against            [ ] Abstain

3. Proposal to ratify and approve the appointment of KPMG LLP
   as the independent auditors of the Company.                             [ ] For             [ ] Against            [ ] Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS.
IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH PROPOSAL.


Address Change? Mark Box   [ ]  Indicate changes below:                              Date ____________________________________


                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           Please sign exactly as your name(s) appear on Proxy. If
                                                                           held in joint tenancy, all persons must sign. Trustees,
                                                                           administrators, etc., should include title and authority.
                                                                           Corporations should provide full name of corporation and
                                                                           title of authorized officer signing the Proxy.


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